POWER OF ATTORNEY
Known all by these presents, that the undersigned, S. Ram Velaga, hereby constitutes and appoints each of (i) the Chief Financial Officer of Broadcom Inc., a Delaware corporation ("Broadcom"), currently Kirsten Spears, (ii) Broadcom's Chief Legal & Corporate Affairs Officer, currently Mark Brazeal, (iii) Broadcom's Vice President of Human Resources, currently Jill Turner, (iv) Broadcom's Deputy General Counsel, Corporate, currently Yoonie Chang, and (v) Broadcom's
Senior Associate General Counsel, Corporate & Securities,
currently Noelle Matteson, and their respective successors
(including anyone serving in such capacities on an interim or acting basis), signing singly, with full powers of substitution or revocation, the undersigned's true and lawful attorney-in-fact to:
1. prepare, execute in the name of the undersigned, and submit to the U.S. Securities and Exchange Commission (the "SEC")
a Form ID, including amendments thereto, and any other documents necessary or appropriate to obtain codes and to the SEC's
Electronic Data Gathering, Analysis, and Retrieval system
("EDGAR") enabling the undersigned to submit reports required by rules and regulations of the SEC;
2. prepare, execute and submit for and on behalf of the
undersigned as an officer and/or director of Broadcom, and/or
10% holder of Broadcom's capital stock, Forms 3, 4, and 5 and any amendments thereto ("Section 16 Reports") in accordance
with Section 16(a) of the Securities Exchange Act of 1934
and the rules thereunder; and
3. do and perform any and all acts for and on behalf of
the undersigned which may be necessary or desirable to
complete and execute any such Section 16 Reports, and timely file such form with the SEC and any stock exchange or similar authority.
The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act
whatsoever requisite, necessary, or proper to be done in
the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned
might or could do if personally present, with full power of
substitution or revocation, hereby ratifying and confirming
all that such attorney-in-fact, or such attorney-in-fact's
substitute or substitutes, shall lawfully do or cause
to be done by virtue of this power of attorney and the
rights and powers herein granted.
The undersigned acknowledges that the foregoing
attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is Broadcom assuming, any of the undersigned's responsibilities to comply with
federal and state securities laws, including without limitation the Securities Act of 1933 and the Securities Exchange Act of 1934.
This limited Power of Attorney will remain in full force
and effect until the earlier of
(i) the undersigned is no longer required to file
Section 16 Reports with respect to the undersigned's holdings of and transactions in Broadcom securities or (ii) the person authorized receives notice in writing of its revocation by
the undersigned.
IN WITNESS WHEREOF, the undersigned has caused this
Power of Attorney to be executed as of this
10th day of December 2025.
/s/  S. Ram Velaga
Name:  S. Ram Velaga